CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form 10SB of our report dated November 25, 1997, relating to the financial statements of Technical Environment Solutions, Inc. as of December 31, 1996.




                                      James E. Scheifley & Associates, P.C.
                                      Certified Public Accountants


February 9, 1998
Englewood, Colorado